UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, Matinas BioPharma Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the Company’s 2025 Equity Incentive Plan (the “2025 Plan”). The board of directors of the Company (the “Board”) had previously approved the 2025 Plan on April 30, 2025, subject to stockholder approval, and the 2025 Plan became effective upon such stockholder approval.

The 2025 Plan was summarized in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 12, 2025 (the “Proxy Statement”) under the heading “Proposal 5: Approval of the 2025 Equity Incentive Plan” and reflected in Annex C to the Proxy Statement, which description is incorporated herein by reference.

The foregoing description of the 2025 Plan is not complete and is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the five proposals listed below. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. The stockholders elected the following individuals to serve on the Board until the annual meeting of shareholders to be held in 2026 and until their respective successors shall have been duly elected and qualified. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withhold	Broker Non-Votes
Jerome D. Jabbour	5,622,949	68,739	1,808,948
Evelyn D’An	5,651,128	40,560	1,808,948
Keith Murphy	5,649,586	42,102	1,808,948
Edward Neugeboren	5,649,772	41,916	1,808,948
Robin L. Smith	5,651,653	40,035	1,808,948

2. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
5,562,307	107,913	21,468	1,808,948

3. The stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect up to two reverse stock splits of its common stock having an aggregate ratio in the range of 1-for-2 to 1-for-199 over a period of two years, with such reverse stock splits to be effected at such ratios, times and dates, if at all, as determined by the Board in its sole discretion. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
6,937,568	542,658	20,410	N/A

4. The stockholders approved an amendment to the Charter to increase the number of authorized shares of common stock from 250,000,000 to 500,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
6,913,714	566,405	20,517	N/A

5. The stockholders approved the 2025 Plan. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
5,391,325	278,413	21,950	1,808,948

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Matinas BioPharma Holdings, Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: June 23, 2025	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer